UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2008

AmCOMP Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51767	65-0636842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 U.S. Highway One, North Palm Beach, Florida		33408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 840-7171

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2008, with the exchange of definitive documentation, AmCOMP Incorporated (the “Company”) and Regions Bank (the “Lender”) entered into a Loan and Security Agreement (the “New Loan Agreement”).  Effectiveness of the New Loan Agreement, dated May 23, 2008, was conditioned upon such exchange.  The Company did not make any borrowings under the New Loan Agreement at the time of its effectiveness.

The New Loan Agreement provides for term loans of up to $30,000,000 in aggregate principal amount to be made by the Lender to the Company at any time until May 23, 2010.  The scheduled maturity date of the borrowings under the New Loan Agreement is May 23, 2017.  Borrowings under the New Loan Agreement may be used by the Company: (a) to provide funds for the loan of money to the Company’s insurance subsidiaries, AmCOMP Preferred Insurance Company (“AmCOMP Preferred”) and AmCOMP Assurance Corporation (“AmCOMP Assurance”) in return for surplus notes; (b) to make capital contributions to AmCOMP Preferred and AmCOMP Assurance for the purpose of providing funds for the acquisition and capitalization of an additional underwriting insurance company; (c) to provide funds for the acquisition and capitalization of an additional underwriting insurance company; and (d) in the event of consummation of the Company’s previously announced merger with a subsidiary of Employers Holdings, Inc. (“Employers”), to provide funds approved by the Lender in its sole discretion to Employers for the purpose of acquiring an additional underwriting insurance entity or entities.  The Company’s obligations under the New Loan Agreement are secured by a pledge of the stock of AmCOMP Preferred and by a pledge of certain surplus notes issued by each of AmCOMP Preferred and AmCOMP Assurance to the Company (collectively, the “Collateral”).  Borrowings under the New Loan Agreement bear interest at a variable rate equal to 1.60% per annum in excess of the LIBOR Base Rate (the “Interest Rate”).  LIBOR Base Rate means the average offered rate in the London interbank market for deposits in U.S. dollars for a one-month period as published in the Wall Street Journal or such other comparable financial information reporting service used by the Lender at the time such rate is determined.  The New Loan Agreement contains financial covenants relating to the insurance subsidiaries’ ratio of net written premiums to policyholders’ surplus, combined ratio, i.e., ratio of net losses plus operating expenses to net premiums written and debt service coverage ratio.  The New Loan Agreement also contains customary representations, warranties and affirmative and negative covenants on the part of the Company.  The Company’s obligations under the New Loan Agreement are guaranteed by the Company’s non-insurance subsidiaries, AmSERV, Inc., Pinnacle Benefits, Inc. and Pinnacle Administrative Company (together, the “Guarantors”).

On June 5, 2008, with the exchange of definitive documentation, the Company and the Lender (as successor-in-interest to AmSouth Bank) amended and restated their loan agreement, originally entered into on October 12, 2000, and as subsequently amended from time to time (as so amended and restated, and dated May 23, 2008, the “Restated Loan Agreement”).  As of May 23, 2008, the balance outstanding under the Restated Loan Agreement was $3,571,389.97.  Funds advanced under the Restated Loan Agreement are used for working capital.  The Company’s obligations under the Restated Loan Agreement are secured by the Collateral.  Borrowings under the Restated Loan Agreement bear interest at the Interest Rate.  The scheduled maturity date of the indebtedness under the Restated Loan Agreement is April 10, 2010.  The Restated Loan Agreement contains the same representations, warranties and covenants on the part of the Company.   The Company’s obligations under the Restated Loan Agreement are guaranteed by the Guarantors.

The foregoing summary of the New Loan Agreement and Restated Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of May 23, 2008, by and between Regions Bank and AmCOMP Incorporated.

10.2	Restated Loan and Security Agreement, dated as of May 23, 2008, by and between Regions Bank and AmCOMP Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmCOMP INCORPORATED

Dated: June 6, 2008	By:	/s/ Kumar Gursahaney
		Name:	Kumar Gursahaney
		Title:	Senior Vice President, Chief Financial Officer and Treasurer